CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6


We consent to the use in this post-effective Amendment No. 1 to the Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6, on Form S-11 of our report on the balance sheet of WNC Housing Tax Credit Fund, VI, L.P., Series 5 as of April 30, 1997 dated May 5, 1997 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.




                                                               CORBIN & WERTZ

Irvine, California
December 18, 1997

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


WNC & Associates


We consent to the use in this post-effective Amendment No. 1 to the Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6, on Form S-11 of our report on the consolidated balance sheet of WNC & Associates, Inc. and Subsidiaries as of August 31, 1996 dated October 28, 1996 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.




                                                             CORBIN & WERTZ

Irvine, California
December 18, 1997

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


WNC & Associates


We consent to the use in this post-effective Amendment No. 1 to the Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6, on Form S-11 of our report on the consolidated balance sheet of WNC & Associates, Inc. and Subsidiaries as of August 31, 1997 dated November 5, 1997 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.




                                                             CORBIN & WERTZ

Irvine, California
December 18, 1997